UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Status of Investments in Real Estate

As of May 18, 2011, Industrial Income Trust Inc. (the “Company”) has acquired or entered into agreements to acquire properties with an aggregate purchase price of approximately $589.7 million, comprised of 64 buildings in 11 markets that total approximately 10.2 million square feet. One of the properties is considered a “value-add” acquisition, as it is currently vacant. Assuming that the Company completed the acquisitions under contract as of May 18, 2011, the operating portfolio, which excludes the value-add property, would consist of 63 buildings with 157 tenants, a weighted-average occupancy rate of approximately 96%, and an aggregate average remaining lease term (based on square feet) of approximately 5.8 years. The estimated aggregate weighted-average purchase price capitalization rate for the operating portfolio would be approximately 7.2%. The Company has financed its completed acquisitions with proceeds from its initial public offering and from debt financings.

Recent Real Estate Acquisition Activity

Completed Acquisitions

Set forth below is a description of an acquisition that is not individually significant that occurred subsequent to March 31, 2011:

Atlanta Industrial Parkway Distribution Center. On April 28, 2011, one of the Company’s wholly-owned subsidiaries acquired a 100% fee interest in one industrial building that is approximately 444,000 square feet on 32.4 acres located in Atlanta, Georgia (the “Atlanta Industrial Parkway Distribution Center”). The Atlanta Industrial Parkway Distribution Center is currently 100% leased to HD Supply Utilities, Ltd. under a lease that expires on January 31, 2016. The tenant has two options to extend the lease for additional three-year periods.

The total purchase price was approximately $12.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the purchase price capitalization rate was approximately 9.6%. There are a number of comparable facilities in the vicinity of the Atlanta Industrial Parkway Distribution Center that may compete with this facility. Per the terms of the amended and restated advisory agreement, dated May 14, 2010, by and among the Company, Industrial Income Operating Partnership LP, and Industrial Income Advisors LLC (the “Advisor”), the Company paid an acquisition fee of $0.2 million to the Advisor equal to 2.0% of the purchase price of this transaction.

Acquisitions Under Contract

Set forth below is a description of the acquisitions that are not individually significant that were under contract subsequent to March 31, 2011:

Sterling Distribution Center. On April 19, 2011, IIT Acquisitions LLC, a wholly-owned subsidiary of the Company, entered into a definitive Agreement of Purchase and Sale and Joint Escrow Instructions to acquire a 100% fee interest in one industrial building that is approximately 300,000 square feet on 15.2 acres located in Ontario, California (“Sterling Distribution Center”) from Fiesta Distribution, LLC (the “Sterling Seller”). The Sterling Seller is not affiliated with the Company or its affiliates. Sterling Distribution Center is currently 100% leased to one tenant with an average remaining lease term (based on square feet) of 9.0 years. The total purchase price is expected to be approximately $24.1 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The acquisition of Sterling Distribution Center is expected to close during the second or third quarter of 2011.

Vista Point. On April 27, 2011, IIT Acquisitions LLC, a wholly-owned subsidiary of the Company, entered into a definitive Purchase Agreement to acquire a 100% fee interest in six industrial buildings aggregating approximately 208,000 square feet on 18.8 acres located in Coppell, Texas (“Vista Point”) from Jackson-Shaw/Vista Point II Limited Partnership (the “Vista Point Seller”). The Vista Point Seller is not affiliated with the Company or its affiliates. Vista Park is currently 86% leased to 10 tenants with an average remaining lease term (based on square feet) of 4.8 years. The total aggregate purchase price is expected to be approximately $23.1 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The acquisition of Vista Point is expected to close during the second quarter of 2011.

Commerce Park. On May 10, 2011, IIT Acquisitions LLC, a wholly-owned subsidiary of the Company, entered into a definitive Agreement of Purchase and Sale to acquire a 100% fee interest in 13 industrial buildings aggregating approximately 602,000 square feet on 36.9 acres located in Houston, Texas (“Commerce Park”) from Sealy Commerce Park, L.P. (the “Commerce Park Seller”). The Commerce Park Seller is not affiliated with the Company or its affiliates. Commerce Park is currently 87% leased to 65 tenants with an average remaining lease term (based on square feet) of 1.6 years. The total aggregate purchase price is expected to be approximately $35.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The acquisition of Commerce Park is expected to close during the second quarter of 2011.

Hagerstown Distribution Center II. On May 16, 2011, IIT Acquisitions LLC, a wholly-owned subsidiary of the Company, entered into a definitive Agreement of Sale to acquire a 100% fee interest in one industrial building that is approximately 171,000 square feet on 15.4 acres located in Hagerstown, Maryland (“Hagerstown Distribution Center II”) from 16604 LLC (the “Hagerstown Seller”). The Hagerstown Seller is not affiliated with the Company or its affiliates. Hagerstown Distribution Center II is currently 100% leased to one tenant with an average remaining lease term (based on square feet) of 5.9 years. The total purchase price is expected to be approximately $8.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The acquisition of the Hagerstown Distribution Center II is expected to close during the second quarter of 2011.

The Company plans to fund the above acquisitions using proceeds from the Company’s initial public offering and debt financing. The Company has not yet received financing commitments for these acquisitions and there can be no assurances that the Company will be able to secure debt financing.

There is no assurance that the Company will be able to consummate the acquisitions described above, and, if any of the acquisitions are not completed, there are circumstances under which it may forfeit the deposits it has funded.

Property Names

The Company has renamed certain previously disclosed properties, as set forth in the following table:

Previously Disclosed Name	Revised Name
Renton Industrial Building	Renton Distribution Center
Atlanta Portfolio	Suwanee Point
Inland Empire Building One	Inland Empire Indian Avenue Distribution Center
Baltimore Building One	Brandon Woods Distribution Center
Dallas Portfolio	Rock Quarry 1 & 2
Tampa Building	Eagle Falls Distribution Center
Baltimore Building Two	Hagerstown Distribution Center
Kent Valley Distribution Building	Kent Valley Distribution Center
Tacoma Distribution Center	Portside Distribution Center
Collington Distribution Center	Collington Commerce Center

Public Earnings Call

The Company will host a public conference call on Wednesday, May 25, 2011 to review quarterly operating and financial results for the quarter ended March 31, 2011. Evan Zucker, Chairman, Dwight Merriman, Chief Executive Officer, and Tom McGonagle, Chief Financial Officer, will present the operating and financial data as well as discuss our corporate strategy and acquisition activity. The conference call will take place at 4:15 p.m. EST and can be accessed by dialing (888) 339-2688 and entering the participant passcode 39809033. A telephone replay will be available one hour after the call and will remain available through June 15, 2011. The telephone replay can be accessed by dialing (888) 286-8010 and entering the participant passcode 43763326.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisitions under contract) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to close the acquisitions, obtain debt financing for such acquisitions, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

May 18, 2011	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer